EXHIBIT 99.1

Sussex Bancorp                                          Candace Leatham
200 Munsonhurst Road, Rt. 517                           Executive Vice President
Franklin, NJ  07416                                     & Treasurer
                                                        973-827-2914

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
    SUSSEX BANCORP ANNOUNCES INCREASED THIRD QUARTER AND NINE
                                 MONTHS EARNINGS

              DECLARES QUARTERLY CASH DIVIDEND OF $0. 07 PER SHARE
              ----------------------------------------------------


     FRANKLIN, NEW JERSEY - October 21, 2004- Sussex Bancorp ( AMEX: "SBB") today announced its financial results for the quarter ending September 30, 2004.

     Highlights Include:

     o    Quarterly net income growth of 27.5% from same quarter in 2003
     o    Nine month net income growth of 17.8% over 2003
     o    Growth in quarterly  non-interest income of 21.3% over same quarter in
          2003
     o    Declaration of third quarter cash dividend

     For the quarter ended September 30, 2004, the Company earned net income of $403,000, an increase of 27.5% over net income of $316,000 reported for the third quarter of 2003. For the nine months ended September 30, 2004, the Company earned net income of $1,165,000, an increase of $176,000, or 17.8% from the $989,000 earned for the same period last year. Basic earnings per share for the three and nine months ended September 30, 2004 were $0.22 and $0.64 respectively, compared to $0.18 and $0.55 for the respective comparable periods of 2003. Diluted earnings per share were $0.21 and $0.61 respectively for the three and nine months ended September 30, 2004, compared to $0.17 and $0.54 the respective comparable periods of 2003.

     The Company's net interest income increased to $2,298,000 for the quarter ended September 30, 2004 from $1,938,000 for the third quarter of 2003. The Company's interest income increased to $2,987,000 for the quarter ended September 30, 2004 from $2,619,000 for the third quarter of 2003, while the Company's interest expense also increased marginally, to $689,000 for the three months ended September 30, 2004 from $681,000 for the third quarter of 2003. For the nine months ended September 30, 2004, the Company's net interest income increased to $6,553,000 from $5,802,000 for the same period last year. For the nine months ended September 30, 2004, the Company's interest income increased to $8,595,000 from $7,999,000 for the period ended September 30, 2003, while the Company's interest expense declined to $2,042,000 from $2,197,000 in the prior year period.

     The Company's total deposits increased to $223.7 million at September 30, 2004 from $201.8 million at September 30, 2003. At September 30, 2004 the Company had total assets of $259.7 million, compared to total assets of $235.1 million at September 30, 2003.

     The loan loss provision for the third quarter was $120,000 compared to $70,000 for the same period last year. The Company's total loans increased $19.2 million, or 14.9%, to $149.0 million at September 30, 2004 from $129.8 million at September 30, 2003.

     The Company also experienced increases in non-interest income in both the current quarter and year to date periods compared to 2003. The Company reported non-interest income of $1,109,000 and $3,426,000 for the current three and nine month periods, respectively, compared to non- interest income of $914,000 and $2,931,000 for the three and nine month periods ending September 30, 2003. For the three and nine month periods ending September 30, 2004, $526,000 and $1,696,000 of the non-interest income was commission income from the Company's Tri-State Insurance Agency, Inc. subsidiary.

     Sussex Bancorp also announced that its Board of Directors declared a cash dividend of $0.07 per share, payable on November 22, 2004 to shareholders of record as of November 5, 2004.

     Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

                                 SUSSEX BANCORP
                        CONSOLIDATED STATEMENTS OF INCOME

                                                         For the Nine Months
                                                         Ended September 30,
(In thousands, except
share and per share data)                             2004               2003
                                                      ----               ----

Interest income                                    $    8,595         $    7,999
Interest expense                                        2,042              2,197
                                                   ----------         ----------
Net interest income                                     6,553              5,802
Provision for loan losses                                 373                315
                                                   ----------         ----------
Net interest income after
     provision for loan losses                          6,180              5,487
Non-interest income                                     3,426              2,931
Non-interest expense                                    8,011              7,098
                                                   ----------         ----------

Income before tax expense                               1,595              1,320
Tax expense                                               430                331
                                                   ----------         ----------
Net income                                         $    1,165         $      989
                                                   ==========         ==========

Basic earnings per share                           $     0.64         $     0.55
Diluted earnings per share                         $     0.61         $     0.54

Shares outstanding:
Basic                                               1,830,203          1,782,929
Diluted                                             1,917,746          1,849,197

                                 SUSSEX BANCORP
                           CONSOLIDATED BALANCE SHEETS

                                                    Balances as of September 30,
(In thousands)                                          2004           2003
                                                        ----           ----

Cash and due from banks                              $  13,090      $  11,023
Federal funds sold                                          --          4,740
                                                     ---------      ---------
     Cash and cash equivalents                          13,090         15,763

Interest bearing time deposits with other banks         10,900          3,500
Securities available for sale, at fair value            72,612         75,730
Federal Home Loan Bank stock, at cost                      690            760

Loans                                                  149,042        129,767
Allowance for loan losses                               (2,078)        (1,652)
                                                     ---------      ---------
Net loans                                              146,964        128,115

Premises and equipment, net                              5,667          4,334
Accrued interest receivable                              1,265          1,248
Goodwill, net                                            2,124          1,932
Other assets                                             6,389          3,679
                                                     ---------      ---------

     Total assets                                    $ 259,701      $ 235,061
                                                     =========      =========

Deposits                                               223,730        201,806
Federal funds purchased                                  2,385             --
Borrowings                                              10,000         12,000
Other liabilities                                        2,245          2,218
Junior subordinated debentures                           5,155             --
Mandatory redeemable capital debentures                     --          5,000
                                                     ---------      ---------
Total liabilities                                      243,515        221,024

Total shareholders' equity                              16,186         14,037
                                                     ---------      ---------

     Total liabilities and shareholders' equity      $ 259,701      $ 235,061
                                                     =========      =========